UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ON ASSIGNMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplemental Information:

In accordance with Instruction 5 of Item 10 of Schedule 14A, please be advised that the Company intends to register under the Secruities Act of 1933, as amended, on Form S-8, the additional shares of the Company’s common stock that are issuable pursuant to the proposed amendments to the Company’s Amended and Restated 1987 Stock Option Plan and the Company’s Employee Stock Purchase Plan prior to the issuance of such shares.

26651 West Agoura Road
Calabasas, California 91302

April 25, 2007

Dear Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the 2007 Annual Meeting of Stockholders of On Assignment, Inc. on Friday, June 1, 2007, at 2:00 p.m. local time, at our corporate headquarters located at 26651 West Agoura Road, Calabasas, California 91302.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, we have enclosed a proxy card by which you can direct the voting of your shares. Please sign and promptly return the enclosed proxy card whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

We thank you for your continued interest in On Assignment, Inc. and look forward to seeing you at the Annual Meeting.

Sincerely,

Peter T. Dameris President and Chief Executive Officer

26651 West Agoura Road
Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, June 1, 2007

The 2007 Annual Meeting of Stockholders of On Assignment, Inc. will be held on Friday, June 1, 2007, at 2:00 p.m. local time, at our corporate headquarters located at 26651 West Agoura Road, Calabasas, California 91302, for the purpose of considering and voting upon:

1.                the election of one director for a three-year term to expire at our 2010 Annual Meeting;

2.                the amendment of On Assignment’s Amended and Restated 1987 Stock Option Plan;

3.                the amendment of On Assignment’s Employee Stock Purchase Plan;

4.                the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5.                such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on April 13, 2007, are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board of Directors,

James L. Brill Secretary
April 25, 2007
Calabasas, California

2007 PROXY STATEMENT
TABLE OF CONTENTS

i

On Assignment, Inc.
26651 West Agoura Road
Calabasas, California 91302

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held
Friday, June 1, 2007

We are providing these proxy materials in connection with the solicitation by the Board of Directors of On Assignment, Inc. of proxies to be voted at On Assignment’s 2007 Annual Meeting of Stockholders to be held on Friday, June 1, 2007 at 2:00 p.m. local time, or at any adjournment or postponement thereof. This proxy statement, the proxy card and On Assignment, Inc.’s Annual Report to Stockholders will be mailed to each stockholder entitled to vote commencing on or about April 25, 2007.

General Information About the Annual Meeting and Voting

Who is soliciting my vote?

The Board of Directors of On Assignment, Inc. is soliciting your vote at the 2007 Annual Meeting of Stockholders.

What proposals will be voted on at the Annual Meeting?

The items scheduled to be voted on at the Annual Meeting are:

•       the election of one director for a three-year term;

•       the amendment of On Assignment’s Amended and Restated 1987 Stock Option Plan;

•       the amendment of On Assignment’s Employee Stock Purchase Plan; and

•       the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year.

If any other matters are properly submitted for consideration at the Annual Meeting or any adjournment or postponement thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

Who may vote at the Annual Meeting?

The Board has set April 13, 2007, as the record date for the Annual Meeting. If you were the owner of shares of On Assignment, Inc. common stock at the close of business on April 13, 2007, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•       held directly in your name with our transfer agent as a “holder of record”; and

•       held for you in an account with a broker, bank or other nominee (shares held in “street name”).

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 26651 West Agoura Road, Calabasas, California 91302, and at the time and place of the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of On Assignment’s outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On April 13, 2007, there were 35,130,299 shares of On Assignment common stock outstanding. Your shares are counted as present at the Annual Meeting if you:

•       are present and vote in person at the Annual Meeting; or

•       have properly submitted a proxy card prior to the Annual Meeting.

How many votes are required to approve each item?

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominee who receives the largest number of “FOR” votes cast will be elected as a director.

The proposed amendment of On Assignment’s Amended and Restated 1987 Stock Option Plan requires the “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

The proposed amendment of On Assignment’s Employee Stock Purchase Plan requires the “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

The ratification of the appointment of the independent accountants requires the “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for the director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the amendment of the On Assignment Amended and Restated 1987 Stock Option Plan, the amendment of the On Assignment Employee Stock Purchase Plan and the ratification of the appointment of our independent accountants. If you withhold authority to vote with respect to the director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominee. If you abstain from voting on a proposal, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting, and the abstention will have the same effect as a vote against that proposal. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR” the director nominee put forth by the Board, “FOR” the amendment of the On Assignment Amended and Restated 1987 Stock Option Plan, “FOR” the amendment of the On Assignment Employee Stock Purchase Plan and “FOR” the appointment of Deloitte & Touche LLP as our independent accountants.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” the director nominee named in this Proxy Statement, “FOR” the amendment of the On Assignment Amended and Restated 1987 Stock Option Plan, “FOR” the amendment of the On Assignment Employee Stock Purchase Plan and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

How do I vote my shares without attending the Annual Meeting?

Whether you hold shares directly or in “street name,” you may direct your vote without attending the Annual Meeting. If you are a stockholder of record, you may vote by signing and dating your proxy card and mailing it in the postage-paid envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

For shares held in “street name,” you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you later decide not to attend the Annual Meeting.

If you choose to vote in person at the Annual Meeting:

•       If you are a stockholder of record, you may vote by the ballot to be provided at the Annual Meeting; or

•       If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a proxy card for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•       submitting a properly signed proxy card with a later date;

•       delivering to the Secretary of On Assignment a written notice of revocation bearing a later date than the proxy card; or

•       voting in person at the Annual Meeting.

Will my shares be voted if I do not provide my card and do not attend the Annual Meeting?

If you do not provide a proxy card or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. The election of directors and the ratification of Deloitte & Touche LLP as our independent accountants for 2007 are considered routine matters. Please note that brokers cannot vote shares held on behalf of their clients on “non-routine” matters, such as Proposal Two regarding the amendment of the On Assignment Amended and Restated 1987 Stock Option Plan and Proposal Three regarding the amendment of the On Assignment Employee Stock Purchase Plan.

Proposal One—Election of Director

The Bylaws of On Assignment provide that our Board shall be comprised of not less than four or more than seven directors, with the exact number to be fixed by the Board. The Board has fixed the authorized number of directors at five following the Annual Meeting. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, one director will be elected to serve until our 2010 Annual Meeting or until his successor is elected and qualified. Senator William E. Brock, who currently serves as a director and whose term is expiring, has been nominated to stand for election. Elliott Ettenberg, who currently serves as a director and whose term is expiring, has decided not to stand for re-election. Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them “FOR” the election of Senator Brock. Senator Brock has consented to serve if elected, but if he is unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

The nominee receiving the highest number of “FOR” votes cast will be elected as a director. Our Board unanimously recommends that our stockholders vote “FOR” the election of our nominee.

Nominee for Election with Term Ending in 2010

Set forth below is certain information regarding On Assignment’s director nominee, including the age, term of office as director and business experience of the nominee.

Senator William E. Brock, 76, has served as a director since April 1996. Senator Brock is the founder and since October 1995 has served as the Chairman of Bridges Learning Systems, a firm specializing in the servicing and delivery of learning development systems to public schools. Senator Brock has also served as Chairman of the Board of Intellectual Development Systems, Inc., a provider of education services from 1996 to 2004. Senator Brock is the founder and from 1994 to 1996 was the Chief Executive Officer of The Brock Offices, a consulting firm specializing in education and trade issues. From 1988 to 1994, Senator Brock was the Chairman of The Brock Group, a firm specializing in international trade, investment and human resources. From 1988 to 1991, he served as Chairman of the National Endowment for Democracy, an organization he helped found. Senator Brock served in President Reagan’s cabinet as Secretary of Labor from 1985 to 1987 and as the United States Trade Representative from 1981 to 1985. From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate, and from 1962 to 1970, he was a member of the U.S. House of Representatives.

Continuing Directors

Set forth below is certain information regarding On Assignment’s continuing directors including the age, term of office as director and business experience of each director.

Terms Ending in 2008

Peter T. Dameris, 47, was appointed our Chief Executive Officer and President as of September 28, 2004, and has served as a director since December 10, 2004. Prior to such appointment, Mr. Dameris had been Executive Vice President and Chief Operating Officer of On Assignment since November 2003. From February 2001 through October 2002, Mr. Dameris served as Executive Vice President and Chief Operating Officer of Quanta Services, Inc., a publicly-held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries. From December 1994 through September 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded IT consulting/staffing company. Mr. Dameris’s positions at Metamor Worldwide included Chairman of the Board, President and Chief Executive Officer, Executive Vice President, General Counsel, Senior Vice President and Secretary. Mr. Dameris was a member of the Board of Directors of Bindview Corporation (acquired by Symantec Corporation in January 2006) from November 2002 to January 2006. Mr. Dameris holds a Juris Doctorate from the University of Texas Law School and a Bachelor’s degree in Business Administration from Southern Methodist University.

Jonathan S. Holman, 61, has served as a director since March 1994. Mr. Holman is the founder and since 1981 has been the President of The Holman Group, Inc., an executive search firm.

Terms Ending in 2009

Jeremy M. Jones, 65, has served as a director since May 1995 and was appointed Chairman of the Board in February 2003. Mr. Jones has served as an investor and business development consultant since February 1998. Mr. Jones has also served as Chairman of the Board of Byram Healthcare Centers since February 1999 and Lifecare Solutions, Inc. since July 2003. From 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., a home healthcare services provider. From 1991 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company that was merged into Apria Healthcare Group, Inc. in 1995. Mr. Jones was a director of US Labs, from November 2003 through February 2005.

Teresa A. Hopp, 47, has served as a director since June 2003. Ms. Hopp served as Chief Financial Officer from January 2000 to October 2001 and Vice President of Finance from September 1998 to December 1999 of Western Digital Corporation. From 1981 through 1998 Ms. Hopp was employed by Ernst & Young LLP, where she served as an audit partner. Ms. Hopp is also a member of the board of directors and chair of the audit committee of Kaiser Aluminum.

Independent Directors

Following the Annual Meeting, the Board will consist of five members, a majority of which are deemed by the Board to be “independent directors” under the current listing standards of the Nasdaq Stock Market. Our independent directors are Ms. Hopp, Senator Brock and Messrs. Holman and Jones. Mr. Ettenberg, an independent director whose term is expiring at this year’s annual meeting, has decided not to stand for re-election. The Board has made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board discussed information provided by the directors and management with regard to the business and personal activities of each director as they may relate to On Assignment and members of management. There are no family relationships among our executive officers or directors.

Board Committees and Meetings

The Board held eight meetings during the year ended December 31, 2006. The Board has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee.

Compensation Committee.   The Compensation Committee consists of three directors, Senator Brock, Mr. Jones and Mr. Holman, who serves as chairperson of the committee. The Compensation Committee held seven meetings during 2006. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers and administers our Amended and Restated 1987 Stock Option Plan and Employee Stock Purchase Plan. The Board has determined that each member of the Compensation Committee is independent within the meaning of the Nasdaq Stock Market rules requiring members of compensation committees to be independent.

Audit Committee.   The Audit Committee consists of three directors, Mr. Holman, Mr. Jones and Ms. Hopp, who serves as chairperson of the committee. The Audit Committee held six meetings during 2006. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of On Assignment’s independent accountants. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of (a) the quality and integrity of our financial statements and our financial reporting and disclosure practices; (b) our systems of internal controls regarding finance and accounting compliance; (c) the independence and performance of our outside accountants; and (d) our ethical compliance programs. The Audit Committee also performs the other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Nasdaq Stock Market.

Rules adopted by the Nasdaq Stock Market and the Securities and Exchange Commission, or SEC, impose strict independence requirements for all members of the Audit Committee. In addition to meeting the Nasdaq Stock Market’s tests for director independence generally, directors on audit committees must meet two additional criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. Second, an audit committee member may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. The Board has determined that each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the Nasdaq Stock Market. The Board has determined that Ms. Hopp is an audit committee financial expert, as that term is defined under the SEC rules.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee consists of three directors, Ms. Hopp, Mr. Ettenberg and Mr. Jones, who serves as chairman of the committee. It will consist of two directors after the 2007 Annual Meeting as Mr. Ettenberg’s term is expiring and he has chosen not to stand for re-election. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board of Directors with respect to the nomination of individuals for election to the Board of Directors and to serve as committee members. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Nasdaq Stock Market rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee was formed by the Board in February 2004 and held one meeting during 2006. The Nominating and Corporate Governance Committee recommended the nomination of Senator Brock for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee charter, and the corporate governance guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. In considering potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. Qualifications used to evaluate a candidate include personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, willingness and ability to devote adequate time and resources to diligently perform the duties of a director, and relevant business experience and acumen. When selecting a candidate, the Nominating and Corporate Governance Committee also considers additional factors such as whether the person possesses specific industry expertise, whether the candidate is familiar with general issues affecting our business and whether the person would qualify as an audit committee financial expert or an independent director.

The Nominating and Corporate Governance Committee relies primarily on recommendations from its members, other directors, the Chief Executive Officer or Chairman of On Assignment and third parties, including professional recruiting firms. In 2006, no professional recruiting firms or consultants were needed and, accordingly, no fees were paid in this regard to professional recruiting firms or consultants in 2006. Existing directors being considered for re-nomination will be evaluated based on their performance as directors to ensure that they continue to meet the qualifications above.

The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2008 Annual Meeting should mail their suggestions to On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary. Suggestions must be received by the Secretary of On Assignment not less than thrity days or more than sixty days prior to the 2008 Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. There were no director candidates put forward by shareholders for consideration at the Annual Meeting.

The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are posted on the Investor Relations—Corporate Governance page of our website at http://www.onassignment.com. You may also obtain a copy of any of these documents without charge by writing to: On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary.

Stock Option Committee.   The Stock Option Committee consists of one director, Mr. Dameris. The Stock Option Committee acted by written consent on six occasions during 2006. The Stock Option Committee has been delegated limited authority to grant stock options to eligible individuals who are not executive officers or directors within pre-approved limits.

Meetings.   No currently serving director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the Committees of the Board on which he or she served during 2006. Our independent directors regularly meet as a group in executive session outside of the presence of management. All of our current directors who were serving on our Board as of May 22, 2006 attended our 2006 Annual Meeting of Stockholders in person.

Communicating with the Board

We invite stockholders and other interested parties to communicate any concerns they may have about On Assignment directly and confidentially with either the Chairman of the Board or the non-management directors as a group by writing to the attention of either the Chairman of the Board of Directors or the Non-Management Directors at On Assignment, Inc., 26651 West Agoura Road,

Calabasas, California 91302. Any such communication will be forwarded unopened to Mr. Jeremy Jones, Chairman of the Board.

Ethics

On Assignment has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of On Assignment. It complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. More importantly, it reflects On Assignment’s policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of On Assignment’s Code of Business Conduct and Ethics can be found on the Investor Relations—Corporate Governance page of our website at http://www.onassignment.com. You may also obtain a copy of any of this document without charge by writing to: On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary.

Director Compensation

Each non-officer director except the Chairman of the Board and the Audit Committee Chairperson receives the following fees for services as a director: an annual cash retainer of $25,000 payable quarterly in arrears; $2,000 per regularly scheduled Board meeting attended in person or by telephone; $750 per special telephonic Board meeting attended; $1,000 per committee meeting, if held separately and attended in person, or $750 if attended by telephone. In addition, we reimburse all non-officer directors for their reasonable expenses incurred in attending Board or committee meetings. Mr. Jones’ annual retainer is $45,000 payable quarterly in arrears for his services as Chairman of the Board, and Ms. Hopp’s annual retainer is $35,000 payable quarterly in arrears for her services as Chairperson of the Audit Committee. The total compensation paid to each of our independent directors for services during 2006, in addition to expense reimbursements, is as follows:  Senator Brock $73,689, Mr. Ettenberg $68,689, Mr. Holman $74,689, Mr. Jones $100,747 and Ms. Hopp $76,785.

Each new, non-employee director receives an option to purchase 18,000 shares of our common stock upon first joining the Board. We did not have any new non-employee directors join during 2006. Each non-employee director also receives an annual grant of certain stock-based awards associated with shares of our common stock. In 2006, the five non-employee directors serving on the Board as of the date of our 2006 Annual Meeting of Stockholders did not receive any stock options, however, on August 1, 2006 each non-employee director was granted 4,678 restricted stock awards, of which fifty percent, or 2,339 shares vested immediately upon issuance, and the remaining fifty percent will fully vest on August 1, 2007. The grant-date fair value of these awards was $8.55 per share.

The following table shows the compensation information for each of On Assignment’s non-employee directors for the year ended December 31, 2006. The compensation of our President and Chief Executive Officer, is disclosed in the “Summary Compensation Table.”

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeremy M. Jones	60,750	19,998	—	—	—	—	80,748
Teresa A. Hopp	36,788	19,998	12,019	—	—	—	68,805
Jonathan S. Holman	34,692	19,998	—	—	—	—	54,690
William E. Brock	33,692	19,998	—	—	—	—	53,690
Elliott Ettenberg	28,692	19,998	—	—	—	—	48,690

(1)          This amount includes both an annual retainer, which was increased to the amounts noted above on May 22, 2006, and fees for meeting attendance.

(2)          The grant-date fair value of these awards was $8.55 per share. Based on 2,339 shares for each director listed above and in accordance with FAS 123(R) under which the cost of stock option grants and other equity incentive awards to directors and employees is measured by the fair value of the awards on their grant date (calculated based on the closing price per share on such date) and is recognized over the vesting periods of the awards, whether or not the awards had any intrinsic value during the period. Amounts shown in the table above reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with SFAS 123(R) for awards that also vested during the period. Assumptions used in the calculation of these amounts with respect to stock option grants are included in Note 7 to the financial statements for the year ended December 31, 2006 included in our Annual Report of Form 10-K and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies—Stock-Based Compensation” in the Form 10-K.

Proposal Two—Amendment of the Amended and Restated 1987 Stock Option Plan

We maintain our Amended and Restated 1987 Stock Option Plan, as amended, which is referred to as the Stock Option Plan, to attract, retain and motivate our officers, directors, employees and consultants and those of certain of our affiliates by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success and to align the interests of key employees with the interests of our stockholders.  The purpose of the proposed amendment (described more fully below) is to enable us to continue to attract, retain and encourage maximum efforts by, officers, key employees and other key individuals, in part, by increasing the number of shares authorized for grant under our Stock Option Plan.

Under the original terms of the Stock Option Plan, we were authorized to grant to our employees, contractors and non-employee members of the Board, and those of our affiliates, stock appreciation rights and/or options to purchase shares of our common stock, either in the form of non-qualified stock options or, in the case of qualifying employees, incentive stock options. On June 17, 2003, our board adopted and our stockholders approved an amendment and restatement of the Stock Option Plan which, among other things, increased the number of shares of common stock reserved for issuance under the Stock Option Plan from 10,000,000 shares to 11,000,000 shares and further authorized us to grant awards of restricted stock, unrestricted stock, stock units, dividend equivalent rights and cash awards. These modifications were intended to give our Compensation Committee enhanced flexibility in award grants. On May 22, 2006, our shareholders approved an amendment and restatement of the Stock Option Plan, which among other things, extended the term of the plan to May 22, 2016, removed the aggregate limit on awards other than options and increased the maximum number of shares of common stock underlying any award that can be awarded under the Stock Option Plan to any person, other than pursuant to an option, to 200,000 per year. On April 17, 2007, our Board of Directors approved an amendment to the Stock Option Plan which amended the definitions of certain terms used in the Stock Option Plan to address changes in applicable law. On April 17, 2007, our Board of Directors unanimously approved a further amendment of the Stock Option Plan, referred to as the amendment, subject to approval from our stockholders at the Annual Meeting, which would increase the number of shares available under the plan from 11,000,000 shares to 13,900,000 shares, would clarify the Compensation Committee’s role in administering awards under the plan and would cause “full-value” awards granted under the plan to count against the authorized share limit at a higher rate of 1.53 shares for each share subject to such a “full-value” award. For purposes of our Stock Option Plan, “full-value awards” generally include stock awards under the plan other than stock options and stock appreciation rights (such as stock, restricted stock and stock units). The full text of the proposed amendment to the Stock Option Plan is attached to this Proxy Statement as Appendix A.

We are asking our stockholders to approve this amendment to the Stock Option Plan to ensure that we will have a sufficient number of shares available for awards to attract, motivate and retain key employees, and to align their success with ours. Our business is built around people, our most valuable asset, and our ability to build and maintain relationships as a company. Our Stock Option Plan is critical to our ability to retain and motivate, over the long-term, the people who build and sustain these relationships. In early 2007, we acquired two new companies which doubled our number of employees and greatly expanded the scope of the relationships on which we now seek to sustain and build our growth. The share increase proposed by this amendment is crucial to our ability to retain key individuals at these acquired entities and to offer them incentives to remain with the combined company and share in its future success.

On Assignment intends to keep average annual awards of stock options, restricted stock and performance share units for the next three fiscal years (2007-2009) to a range of 3-4% of outstanding shares and for purposes of calculating the number of shares granted in a year, restricted stock awards, performance share units vested and other full value awards will count as equivalent to 1.53 option shares. The calculation will be based on the number of shares outstanding at the beginning of each of the three years.

Outstanding Awards at 2006 Fiscal Year-End

Excluding options to purchase 400,000 shares granted to Mr. Dameris which are subject to shareholder approval of the proposed amendment to the Stock Option Plan, there were 479,372 shares available for grant under the Stock Option Plan as of December 31, 2006. Subsequent to December 31, 2006, 190,500 stock options and 120,000 restricted stock units were granted during the three month period ending March 31, 2007. As a result of these additional grants, together with stock option exercises, cancellations and expirations, 3,142,258 options remained outstanding and unexercised under the Stock Option Plan as of March 31, 2007, with a weighted average exercise price of $9.65 per share and average years remaining of 7.39 years. Of these options outstanding, 1,674,041 were exercisable as of March 31, 2007 with a weighted average exercise price of $9.87 per share. In addition, a total of 606,793 shares of unvested restricted stock awards and restricted stock units were outstanding on March 31, 2007. In addition to the options outstanding on March 31, 2007, 1,357,659 options have been granted subject to approval of the proposed amendment to the Stock Option Plan increasing in the number of shares authorized for grant.

The Board believes that the current number of shares available for awards under the Stock Option Plan will not be sufficient to meet our anticipated needs going forward, especially in light of the recent acquisition that have doubled the number of employees. Therefore, the Board approved the proposed amendment,  subject to stockholder approval, in order to provide us with a sufficient number of shares for grants of stock options, restricted stock and restricted stock units.

Description of the Stock Option Plan

A description of the provisions of the Amended and Restated Stock Option Plan, as amended, is set forth below.

Administration.   The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, however, the Board retains the authority to re-vest the powers of the Compensation Committee in itself and to appoint an alternate committee to administer the Stock Option Plan if needed to comply with applicable independence requirements. Subject to the terms of the Stock Option Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the Stock Option Plan. In addition, the Board of Directors has delegated authority to the Stock Option Committee, which currently consists of one director, Mr. Dameris, to grant stock options to eligible employees that are not executive officers or directors within pre-approved limits.

Common Stock Reserved for Issuance under the Stock Option Plan.   Subject to approval by our stockholders of the amendment proposed above, a total of 13,900,000 shares of our common stock will be authorized for issuance under the Stock Option Plan. The number of authorized shares shall be reduced by 1 share for each share subject to a stock option or stock appreciation right, and by 1.53 shares for each “full-value” equity award. The common stock issued or to be issued under the Stock Option Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Stock Option Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards.

Eligibility.   Awards may be made under the Stock Option Plan to employees, officers and directors of, or consultants and advisors to, On Assignment or any of its affiliates, including any employee who is an officer or director of On Assignment or of certain affiliates of On Assignment and to any other individual whose participation in the Stock Option Plan is determined to be in the best interests of On Assignment.

Amendment or Termination of the Stock Option Plan.   The Board may terminate or amend the Stock Option Plan at any time and for any reason. The Stock Option Plan shall terminate in any event on May 22, 2016. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Options.   The Stock Option Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the Nasdaq Stock Market on the date of grant. The closing price of our common stock on the Nasdaq Stock Market was $12.41 as of March 30, 2007. In the case of 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options granted in substitution for options held by employees of companies that On Assignment acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The Compensation Committee may accelerate the exercisability of options.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock (which if acquired from On Assignment have been held by the optionee for at least six months) or by means of a broker-assisted cashless exercise. Executive officers and directors may only use the cashless exercise method of payment if they have obtained the express prior consent of the Compensation Committee of the Board.

Stock options granted under the Stock Option Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, On Assignment may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.   The Compensation Committee may also award:

•       shares of restricted stock, which are common stock subject to restrictions;

•       shares of unrestricted stock, which are common stock free of restrictions;

•       stock units, which are common stock units subject to restrictions;

•       dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•       stock appreciation rights, which are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee; and

•       performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee.

The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria as described below. The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount that need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code (discussed below), or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include our Chief Executive Officer and the four highest compensated executive officers (other than the Chief Executive Officer) determined at the end of each year or, the covered employees.

Effect of Certain Corporate Transactions.   Certain change of control transactions involving On Assignment, such as a sale transaction, may cause awards granted under the Stock Option Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.   The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Stock Option Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.   Section 162(m) of the Internal Revenue Code limits publicly held companies to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Stock Option Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)            the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)        the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors (as defined below) for purposes of the exception;

(iii)    the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)      a compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement in (i) above is deemed satisfied and the certification requirement in (iv) above is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Stock Option Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•       total stockholder return;

•       total stockholder return as compared to total return, on a comparable basis, of a publicly-available index, including, but not limited to, the Standard & Poor’s 500 Stock Index;

•       net income;

•       pretax earnings;

•       earnings before interest expense, taxes, depreciation and amortization;

•       pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•       operating margin;

•       earnings per share;

•       return on equity;

•       return on capital;

•       return on investment;

•       operating earnings;

•       working capital;

•       ratio of debt to stockholders’ equity; and

•       revenue.

Under the Internal Revenue Code, a director is an “outside director” if he or she is not a current employee; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been a corporate officer; and does not receive, directly or indirectly, including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest, remuneration from On Assignment in any capacity other than as a director.

The maximum number of shares of common stock subject to options that can be awarded under the Stock Option Plan to any person is 500,000 per year. The maximum number of shares of common stock underlying any award that can be awarded under the Stock Option Plan to any person, other than pursuant to an option, is 200,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $1,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $3,000,000.

Federal Income Tax Consequences

Incentive Stock Options.   The grant of an incentive stock option will not be a taxable event for the grantee or On Assignment. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be a capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.   The grant of a non-qualified option will not be a taxable event for the grantee or On Assignment. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee that has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

A grantee that has transferred a non-qualified stock option to an ex-spouse incident to divorce will not recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage. A transfer would be related to the end of the marriage if the transfer is made pursuant to a divorce order or settlement agreement. Upon the subsequent exercise of such option by the grantee’s ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the grantee’s ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at the time of distribution.

Restricted Stock.   A grantee who is awarded shares of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions requiring the restricted stock to be nontransferable and subject to a substantial risk of forfeiture. However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, less the purchase price, if any, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse, less the purchase price, if any, will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock.   A grantee who is awarded shares of unrestricted stock will recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares of common stock. We will generally be allowed a business expense deduction in the same amount and at the same time as you recognize ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code.

Stock Units.   There are no immediate tax consequences of receiving an award of stock units under the Stock Option Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.   Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.   There are no immediate tax consequences of receiving an award of stock appreciation rights under the Stock Option Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.   The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Approval of Proposal Two

The affirmative vote of the holders of a majority of On Assignment’s voting shares represented and entitled to vote at the Annual Meeting is required to amend the Stock Option Plan. Our Board unanimously recommends that our stockholders vote “FOR” the amendment of the Stock Option Plan.

New Plan Benefits

Future benefits under the Stock Option Plan are not currently determinable. For informational purposes, the table below sets forth the awards granted for the year ended December 31, 2006 under the Stock Option Plan to each of our named executive officers, the executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. The table below includes the dollar value of 400,000 shares of common stock issuable pursuant to options granted to Mr. Dameris that are subject to shareholder approval of the proposed amendment to the Stock Option Plan.

Name and Position	Dollar Value of Awards under Stock Option Plan
Peter Dameris	$4,025,789
Michael Holtzman	$562,021
Emmett McGrath	$818,521
Shawn Mohr	$562,021
Michael Payne	$201,290
Kristi Wolff	$52,094
Executive Group	$6,221,736
Non-Executive Director Group	$199,985
Non-Executive Officer Employee Group	$1,221,448

Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2006 for (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders:

(1)         the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2)         the weighted-average exercise price of such outstanding options, warrants and rights; and

(3)         other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	2,988,999	(1)	$9.02	349,929	(3)
Equity compensation plans not approved by stockholders	108,032	(2)	$7.64	—
Total	3,097,031		$8.97	349,929

(1)          Includes shares issuable upon exercise of stock options granted under On Assignment’s Stock Option Plan prior to June 20, 2002 and 400,000 shares issuable subject to stockholder approval of the proposed amendment of such plan at the 2007 Annual Meeting.

(2)          Includes shares issuable upon exercise of stock options granted under On Assignment’s Stock Option Plan on or subsequent to June 20, 2002 and prior to June 17, 2003. The Stock Option Plan is treated as a compensation plan not approved by stockholders for the period commencing June 20, 2002 until the amendment and restatement of the Stock Option Plan approved by stockholders at the June 17, 2003 Annual Meeting of Stockholders.

(3)          Includes 79,372 shares that were available for future issuance under On Assignment’s Stock Option Plan as of December 31, 2006 and 270,557 shares that were available for future issuance under On Assignment’s Employee Stock Purchase Plan as of December 31, 2006.

Report of the Audit Committee

The Audit Committee of the Board consists of Ms. Hopp, who serves as chairperson, Mr. Holman and Mr. Jones. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent accountants are “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing functions. The Audit Committee Charter, amended and adopted on February 12, 2004, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations and the requirements of the Nasdaq Stock Market. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2006

The Audit Committee read and discussed On Assignment’s audited consolidated financial statements for the year ended December 31, 2006, with management. The Audit Committee also discussed with Deloitte & Touche LLP, On Assignment’s independent accountants, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and letter from On Assignment’s independent accountants required by Independence Standards Board Standard No. 1 and has discussed with On Assignment’s accountants its independence. Based on its reading of such documents and the discussions noted above, the Audit Committee recommended to the Board of Directors that On Assignment’s consolidated financial statements for the year ended December 31, 2006, be included in its Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted,

Teresa A. Hopp, Chairperson
Jonathan S. Holman
Jeremy M. Jones

Principal Accountant Fees and Services

The following table sets forth fees for professional services provided by Deloitte & Touche LLP for the audit of On Assignment’s financial statements for fiscal years 2006 and 2005 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal years 2006 and 2005:

	2006	2005
Audit Fees(1)	$539,873	$418,670
Audit-Related Fees (2)	$312,051	$549,369
Tax Fees(3)	$26,719	$8,061
All other fees(4)	$127,200	$15,192

(1)          Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)          Represents fees paid in connection with the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(3)          Represents fees for services provided in connection with On Assignment’s tax returns for Canada and the United Kingdom.

(4)          Represents fees for services provided to On Assignment not otherwise included in the categories seen above. None of these fees were for services related to the design or implementation of financial information systems. In 2006, $121,000 of these fees related to the filing of a registration statement with the U.S. Securities and Exchange Commission. In 2005, $9,945 of these fees were related to a transfer pricing study in Europe.

Proposal Three—Amendment of the Employee Stock Purchase Plan

Under our Employee Stock Purchase Plan, as amended and restated on June 18, 2002, which is referred to as the ESPP, On Assignment may grant employees of On Assignment and its affiliates that adopt the ESPP the opportunity to purchase shares of On Assignment’s common stock through periodic offering of options to purchase shares of On Assignment’s common stock at a discount.

On January 23, 2007, our Board of Directors unanimously approved an amendment of the ESPP subject to approval from our stockholders at the Annual Meeting which would increase the number of shares authorized to be granted under the ESPP from 800,000 shares to 1,200,000 shares and decrease the waiting period for employee eligibility under the ESPP from one year to thirty days.  In early 2007, we acquired two companies which doubled our number of employees and greatly expanded the scope of the relationships of which we now seek to sustain and build our growth. It is important to provide our employees and the employees in these acquired entities with the opportunity to share in the success of the combined company. The purpose of the amendment to the ESPP is to provide employees of On Assignment and certain affiliates that adopt the ESPP an opportunity to purchase shares of On Assignment’s common stock through periodic offerings of options to purchase shares of On Assignment’s common stock at a discount, and thus, develop a stronger incentive to work for the continued success of On Assignment and its affiliates.  In addition, by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of On Assignment, the interests of those employees will be aligned with the interests of our stockholders.

On March 31, 2007, after the end of our fiscal year and before the mailing of this proxy statement, there were 232,861 shares available for issuance under the ESPP after 37,696 shares were issued during the three months ended March 31, 2007. The Board believes that the current number of shares available for grants will not be sufficient to meet our anticipated needs going forward. Therefore, the Board approved certain amendments to the ESPP, subject to stockholder approval in order to provide us with a sufficient number of shares for its grants of options to employees under the ESPP.

Description of the Employee Stock Purchase Plan

A description of the provisions of the ESPP, as proposed to be amended, is set forth below, and is qualified in its entirety by the proposed amendment, which is attached to this Proxy Statement as Appendix B. The ESPP is intended to qualify under Section 423 of the United States Internal Revenue Code of 1986, as amended from time to time.

Administration.   The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the discretionary authority to administer and construe the ESPP.

Common Stock Reserved for Issuance under the ESPP.   Subject to the approval by our stockholders of the proposed amendment, a total of 1,200,000 shares of common stock will be authorized to be granted under the ESPP. In computing the number of shares of common stock available for grant, any shares relating to options which are granted, but which subsequently lapse, are cancelled or otherwise not exercised by the final date for exercise, shall be available for future grants of options.

Eligible Employees.   Employees eligible to participate in the ESPP generally include employees who have been employed by On Assignment or an affiliate that has adopted the ESPP for thirty continuous days prior to the applicable grant date and is employed on the grant date. Employees who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP. In order to be eligible to participate in the ESPP, an employee must also complete a valid payroll deduction form authorizing payroll deductions and file such form with his or her employer or such other person designated by the Compensation Committee. In addition to certain other limitations on participation detailed in the ESPP, an employee will not be eligible for grants under the ESPP if such grant would cause the employee to own (or be deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries.

Participation.   Employees enroll under the ESPP by completing a payroll deduction form permitting the deduction of a specified portion of the employee’s base pay during an offering period in accordance with procedures established by the Compensation Committee. Options granted under the ESPP are exerciseable on certain exercise dates only through funds accumulated by an employee through payroll deductions made during an offering period together with any funds which remain credited to the employee’s payroll deduction account at the beginning of the offering period. In no case may a participant purchase more than 2,000 shares of common stock during any six-month offering period or more than 4,000 shares of common during any twelve-month offering period.

Offering.   Under the ESPP participants are offered the option to purchase shares of On Assignment common stock at a discount during an offering period. An offering period is a six-month period, unless the Compensation Committee specifies another period, beginning on the grant date and ending on the exercise date. The offering periods commence on the first trading day of March and September and end on the last trading day on or before the last day of August and February, respectively, unless otherwise designated by the Compensation Committee.

The option purchase price will be 85 percent of the lesser of the fair market value of a share of On Assignment common stock on the grant date or the fair market value of a share of On Assignment common stock on the exercise date. For purposes of the ESPP, “fair market value” means, as of any date, the last reported sale price for On Assignment’s common stock on the Nasdaq Stock Market on the business day for which the fair market value is being determined.

Unless a participant has previously canceled his or her participation in the ESPP, an amount equal to the amount credited to his or her ESPP account shall be used to purchase the maximum number of whole shares of On Assignment common stock that can be purchased for that offering period, subject to certain limitations in the ESPP. The Compensation Committee may take such steps to restrict transfer of the shares as the Compensation Committee considers necessary or advisable to comply with applicable law.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant may elect either to withdraw all of the funds then credited to his or her ESPP account and withdraw from the ESPP or have the balance of his or her account applied to the purchase of whole shares of common stock that can be purchased for the offering period in which his or her cancellation is effective. A participant may also increase his or her payroll deduction authorization once during any offering period and reduce his or her payroll deduction authorization an unlimited number of times during any offering period.

Adjustments.   In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of common stock, or the like, as a result of which common stock shall be issued in respect of the outstanding shares of common stock or shall be changed into the same or a different number of the same or another class of stock, the total number of shares of common stock authorized to be committed to the ESPP, the number of shares of common stock subject to each outstanding option under the ESPP, the option price applicable to each option, and/or the consideration to be received upon the exercise of each option shall be appropriately adjusted by the Compensation Committee. In addition, the Compensation Committee shall, in its sole discretion, have authority to provide for (a) acceleration of the exercise date of outstanding options or (b) the conversion of outstanding options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

Amendment or Termination of the ESPP.   The Board has the right to modify, alter or amend the ESPP at any time and from time to time to any extent that it deems advisable. The Compensation Committee may suspend the operation of the ESPP for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a participants ESPP account, to reduce a participant’s rights with respect to shares previously purchased and held under his or her behalf under the ESPP or to affect the current option a participant already has outstanding under the ESPP without the participant’s agreement.

On Assignment may, by action of the Board, terminate the ESPP at any time and for any reason. The ESPP shall automatically terminate upon the purchase by the participants of all shares committed to the ESPP, unless the number of shares committed to the ESPP is increased by the Compensation Committee or the Board and approved by the shareholders of On Assignment; provided that to the extent it has not previously terminated, the ESPP will terminate on August 31, 2022.

Federal Income Tax Consequences

Generally, no federal income tax consequences will arise at the time an employee purchases common stock under the ESPP. If an employee disposes of common stock purchased under the ESPP less than one year after the common stock is purchased or within two years of the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the common stock at the time of purchase and the amount paid by the employee for the common stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the employee.

If an employee does not dispose of the common stock purchased under the ESPP until at least one year after the common stock is purchased and at least two years after the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the common stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the common stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the employee. If an employee dies before disposing of the common stock purchased under the ESPP, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

We generally will not be entitled to a deduction with respect to the common stock purchased by an employee under the ESPP, unless the employee disposes of the common stock less than one year after the common stock is transferred to the employee or less than two years after the offering date.

Approval of Proposal Three

The affirmative vote of the holders of a majority of On Assignment’s voting shares represented and entitled to vote at the Annual Meeting is required to amend the Employee Stock Purchase Plan. Our Board unanimously recommends that our stockholders vote “FOR” the amendment of the Employee Stock Purchase Plan.

Proposal Four—Ratification of Appointment of Independent Accountants

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP as independent accountants to audit On Assignment’s consolidated financial statements for the fiscal year ending December 31, 2007, and is asking stockholders to ratify this appointment at the Annual Meeting.

Deloitte & Touche LLP has audited our consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche LLP for the years ended December 31, 2006 and 2005 is set forth herein.

Our Bylaws do not require that stockholders ratify the appointment of our independent accountants. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may ultimately determine to retain Deloitte & Touche LLP as our independent accountants. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of On Assignment and its stockholders.

Approval of Proposal Four

Our Board unanimously recommends that our stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent accountants for the current year. Unless a contrary choice is specified, shares represented by proxies will be voted “FOR” ratification of the appointment.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2007, the beneficial ownership of On Assignment’s common stock for the following persons:

•       all stockholders known by us to beneficially own more than 5% of our common stock;

•       each of our directors;

•       each of our named executive officers, as identified; and

•       all of our directors and named executive officers as a group.

Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the Securities and Exchange Commission.

Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within sixty (60) days of the date that information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 31, 2007, there were 35,141,201 shares of On Assignment common stock outstanding. The address of each person listed is in care of On Assignment, 26651 West Agoura Road, Calabasas, California 91302, unless otherwise set forth below such person’s name.

	Shares Benefically Owned
		Right to
		Acquire within 60	Percent of
	Shares of	days of	Outstanding
Name	Common Stock(1)	March 31, 2007(2)	Shares
Barclays Global Investors Japan Limited(3) Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibu-Ku Tokyo 150-8402 Japan	2,195,699	0	6.2%
State of Wisconsin Investment Board(4) P.O. Box 7842 Madison, WI 53707	2,042,300	0	5.8%
Times Square Asset Management, LLC(5) 1177 Avenue of the Stars 39th Floor New York, NY 10036	1,923,100	0	5.5%
Wells Fargo & Company(6) 420 Montgomery Street San Francisco, CA 94104	1,823,701	0	5.2%
William E. Brock**	9,178	75,000	*
Elliott Ettenberg**	11,678	45,000	*
Jonathan S. Holman**	18,500	42,000	*
Teresa A. Hopp**	9,178	27,000	*
Jeremy M. Jones(7)**	34,678	84,000	*
Peter T. Dameris**	274,535	508,407	2.2%
Michael J. Holtzman**	77,224	58,331	*
Emmett McGrath**	100,535	59,561	*
Shawn Mohr**	69,694	141,571	*
Michael C. Payne**	31,175	46,458	*
All directors and executive officers as a group (10 persons)	636,375	1,087,328	4.9%

*                     Represents less than 1% of the shares outstanding.

**               Directors and Officers shares as of March 31, 2007.

(1)           Includes shares for which the named person:

•        has sole voting and investment power; and/or

•        has shared voting and investment power with a spouse or minor child.

Excludes shares that may be acquired through stock option or warrant exercises.

(2)           Shares that can be acquired upon the exercise of stock options within sixty (60) days after March 31, 2007.

(3)           Pursuant to a Schedule 13G dated January 23, 2007.

(4)           Pursuant to a Schedule 13G dated February 13, 2007.

(5)           Pursuant to a Schedule 13G dated February 9, 2007.

(6)           Pursuant to a Schedule 13G dated January 31, 2007.

(7)           Includes 30,000 shares held by a trust for which Mr. Jones serves as trustee.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the establishment, approval and oversight of the total compensation awarded to On Assignment’s executive officers. It also administers On Assignment’s Amended and Restated 1987 Stock Option Plan and Employee Stock Purchase Plan. The Compensation Committee determines compensation, including base salary and individual bonus programs for executive officers each fiscal year. The Compensation Committee is also responsible for reviewing and approving On Assignment’s employment and other compensatory agreements with its executive officers.

The Compensation Committee meets in executive session without management present as part of its regularly scheduled meetings. During 2006, the following individuals served on the Compensation Committee:  Senator Brock, Mr. Jones and Mr. Holman, who served as chairperson. None of these individuals is, or has been, an officer or employee of On Assignment.

The Compensation Committee has reviewed and discussed the section of the proxy statement entitled, “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis” as it appears be included in this proxy statement and be incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2006.

Jonathan S. Holman, Chairman
William E. Brock
Jeremy M. Jones

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board during fiscal year 2006 was composed of Senator Brock, Mr. Jones and Mr. Holman. There are no Compensation Committee interlocks and no member of the Compensation Committee was an officer or employee of On Assignment or its subsidiaries during fiscal year 2006.

Compensation Discussion and Analysis

Compensation Philosophy

The Compensation Committee seeks to attract, motivate and retain key talent needed to enable On Assignment to operate successfully in a competitive environment. Its fundamental policy is to offer On Assignment’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of On Assignment and each executive officer’s contributions to On Assignment’s performance. One of the Compensation Committee’s objectives is to make a substantial portion of each executive officer’s compensation contingent upon On Assignment’s performance as well as upon his or her own level of performance.

The Compensation Committee also recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives to seek to further motivate such individuals or retain their services. On Assignment’s agreements with executive officers are described under the heading “Employment Contracts and Change in Control Arrangements” elsewhere in this proxy statement.

The Compensation Committee periodically reviews the effectiveness and competitiveness of On Assignment’s executive compensation structure with the assistance of  independent consultants and by conducting informal salary surveys.

Compensation Program

The key elements of executive compensation are base salary, annual performance incentive compensation and long-term equity-based incentive grants. Generally, as an executive officer’s level of responsibility increases, the Compensation Committee seeks to have a greater portion of the executive’s total compensation depend upon On Assignment’s performance and stock price appreciation rather than just base salary. Several of the more important factors that were considered in establishing the components of each executive officer’s compensation package for 2006 are summarized below.

Base Salary

On Assignment’s executive officers receive base salaries that are determined based on their responsibilities, skills and experience related to their respective positions. Other factors considered in base salary determination are individual performance, the success of the business division in the individual’s area of responsibility, competitiveness with salary levels of similarly sized companies, internal compensation comparability standards and On Assignment’s ability to pay an appropriate and competitive salary. The amount and timing of an increase in base compensation depends upon, among other things, the individual’s performance, and the time interval and any added responsibilities since the last salary increase.

Annual Incentive Compensation

Executive officers are eligible for annual performance-based incentive compensation payable in cash and tied to On Assignment’s achievement of performance goals, which typically include components related to revenues and profitability, either at the divisional or corporate levels, or a combination, depending upon the executive’s area of responsibility. During the first quarter of each fiscal year, the Compensation Committee establishes corporate performance targets and corresponding incentive compensation, which typically is calculated as a percentage of the individual’s base salary, with more senior executives eligible for higher percentages. In recent years, this incentive bonus has consisted of two components:  a “target bonus” for the achievement of the objectives the Compensation Committee established at the beginning of the year and an additional bonus up to a pre-set level if an executive surpasses the set objectives. The Compensation Committee may award additional or substitute incentive compensation at its discretion based on individual performance during the applicable fiscal year.

Long-Term Incentive Compensation

The Compensation Committee periodically approves grants of stock options and restricted stock units to On Assignment’s executive officers under the Amended and Restated 1987 Stock Option Plan. These grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage On Assignment from the perspective of an owner with an equity stake in the business. Each grant generally allows the executive officer to acquire shares of common stock at a fixed price per share, typically the market price prior to the grant date, over a specified period of time of up to 10 years. As a result, stock option grants provide a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set to achieve a potential percentage ownership stake that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position. Stock option grants also take into account the individual’s potential for future responsibility over the option term, the individual’s personal performance in recent periods and the individual’s current holdings of On Assignment’s stock and options.

Executive Compensation for 2006

Compensation paid to executive officers for 2006 consisted primarily of base salary, bonuses in connection with performance-based incentive compensation plans and long-term incentive compensation consisting of stock option grants and restricted stock units.

Chief Executive Officer Compensation

Mr. Dameris’s 2006 compensation was determined based on the same basic factors as described above for other executive officers, including On Assignment’s results of operations, as well as the terms of his November 2003 employment agreement, as amended on December 14, 2006.

Mr. Dameris joined On Assignment on November 3, 2003 as Executive Vice President and Chief Operating Officer and was promoted to be the Chief Executive Officer and President effective September 28, 2004. At the time of his promotion, the compensation committee increased Mr. Dameris’s salary to $400,000 with incentive compensation of up to 120% of his annual salary. In 2005, his salary was increased to $500,000. In August 2006 Mr. Dameris’s salary was increased to $550,000. His target incentive compensation is 60% of his base salary with maximum incentive compensation of up to 120% of his annual salary. Mr. Dameris received incentive compensation of $660,000 in 2006 in connection with his performance-based compensation plan as approved by the outside directors comprising the Compensation Committee. The amounts of Mr. Dameris’s incentive compensation is determined based on the Company’s EBITDA performance relative to its plan.

Upon joining the Company, Mr. Dameris was granted options to purchase 200,000 shares of common stock. In March 2004 Mr. Dameris was granted options to purchase 275,000 shares of common stock. In September of 2005 he was granted options to purchase 50,000 shares of common stock and in August 2005, Mr. Dameris was granted options to purchase 100,000 shares of common stock which brought the aggregate number of shares subject to options granted to Mr. Dameris equal to 625,000 shares, all of which vest or vested at the rate of 25% on the anniversary date of the grant and the remainder monthly over the following 36 months.

In May 2006 after shareholder approval of an amendment to the Stock Option Plan, Mr. Dameris received a retention award, approved by the compensation committee in 2005, in the amount of $1,200,000 that was issued in the form of 100,166 restricted stock units, which vest quarterly through August 2009. In December 2006, Mr. Dameris was granted 25,000 shares of fully vested unrestricted stock with a fair market value on grant date of $284,750. Mr. Dameris was granted options to purchase 500,000 shares of common stock in December 2006, of which 400,000 options are subject to shareholder approval of the amendment to the Stock Option Plan.

In January 2007, Mr. Dameris was granted an option to purchase 188,000 shares of common stock, which is subject to shareholder approval of the proposed amendment. In January 2007 Mr. Dameris was granted, subject to shareholder approval of the proposed amendment to the Stock Option Plan, 42,533 restricted stock units valued at $500,000 which conditionally vest on the third anniversary of the date of the grant. In January 2007 Mr. Dameris was granted, subject to shareholder approval of the proposed amendment to the Stock Option Plan, a second grant of 42,533 restricted stock units valued at $500,000 which conditionally vest based on the Company’s stock price performance relative to its peers over three years from the date of grant. In January 2007 Mr. Dameris was granted 42,533 shares of restricted stock valued at $500,000, subject to shareholder approval of the proposed amendment of the Stock Option Plan, which conditionally vest three years from the date of grant based on the Company’s financial performance (based on adjusted earnings before interest, taxes, depreciation and amortization, or EBITDA) relative to its plan in 2007. In December 2004, Mr. Dameris entered into an executive change of control agreement with On Assignment. Mr. Dameris’s employment agreement and executive change of control agreement are described under the heading “Employment Contracts and Change in Control Arrangements.”

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code and applicable treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to our Chief Executive Officer or any of our four most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals, and the Compensation Committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Compensation Committee’s efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Summary of Cash and Other Compensation

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to On Assignment for the year ended December 31, 2006.

2006 Summary Compensation Table

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(3)	Non- Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Peter Dameris President and Chief Executive Officer	2006	$500,000	—	$469,362	$696,598	$660,000	$37,332	$10,092	(5)	$2,373,384
Michael Holtzman Chief Financial Officer	2006	$232,585	—	$118,936	$148,034	—	$16,525	$381,111	(6)	$897,191
Emmett McGrath President—Lab Support Division	2006	$250,000	—	$134,967	$77,738	$265,000	—	—		$727,705
Shawn Mohr President—Healthcare Staffing Division	2006	$269,000	—	$118,936	$194,586	$299,000	—	$13,429	(7)	$894,951
Michael Payne Senior Vice President, Shared Services and Chief Information Officer	2006	$216,000	—	$62,491	$45,961	$90,700	—	—		$415,152
Kristi Wolff Vice President—Finance and Corporate Controller	2006	$147,608	—	$15,510	$23,812	$43,200	$2,473	—		$232,603

(1)                 Mr. Dameris became Chief Executive Officer effective as of September 28, 2004. Mr. Holtzman was appointed Chief Financial Officer effective February 1, 2005 and resigned December 8, 2006. Mr. Mohr and Mr. McGrath became executive officers in 2004. Mr. Payne became an executive officer in 2003. Ms. Wolff was appointed interim Principal Financial and Accounting Officer November 7, 2006.

(2)                 Represents amount of salary earned by executive in 2006.

(3)                 Computed in accordance with FAS 123(R). Assumptions used in the calculation of these amounts with respect to stock option grants are included in Note 7 to the financial statements for the year ended December 31, 2006 included in our Annual Report of Form 10-K and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Form 10-K. These amounts represent the grant-date fair value of shares that vested during 2006.

(4)                 These amounts were earned based on performance in 2006 and paid in 2007.

(5)                 Includes automobile allowance, life insurance, tax preparation expenses and personal travel expenses.

(6)                 Includes $375,000 in separation payments to Mr. Holtzman, automobile allowance, life insurance and entertainment expenses.

(7)                 Includes automobile allowance, life insurance, other taxable insurance coverage, tax preparation expenses and personal travel expenses.

Summary of Grants of Plan Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2006.

2006 Grants of Plan Based Awards

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Under- lying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(2)	Options(3)	($/Sh)	Awards(4)
Peter Dameris	2/27/2006	—	330,000	660,000	—	—	—
	5/22/2006							100,166		$11.98	$1,200,000
	12/14/2006							25,000		$11.39	$284,750
	12/14/2006								500,000	$11.39	$2,541,050
Michael Holtzman	2/27/2006	—	125,000	250,000	—	—	—
	5/22/2006							38,349		$11.98	$459,400
	8/1/2006							12,000		$8.55	$102,600
Emmett McGrath	2/27/2006	—	132,500	265,000	—	—	—
	5/22/2006							38,349		$11.98	$459,400
	8/1/2006							42,000		$8.55	$359,100
Shawn Mohr	2/27/2006	—	137,500	275,000	—	—	—
	5/22/2006							38,349		$11.98	$459,400
	8/1/2006							12,000		$8.55	$102,600
Michael Payne	2/27/2006	—	77,700	77,700	—	—	—
	5/22/2006							12,520		$11.98	$150,000
	8/1/2006							6,000		$8.55	$51,300
Kristi Wolff	2/27/2006	—	34,200	34,200	—	—	—
	8/28/2006	—	38,000	38,000	—	—	—
	5/22/2006							2,921		$11.98	$35,000
	8/1/2006							2,000		$8.55	$17,100

(1)                 Executive annual incentive compensation is determined by the Compensation Committee of the Board. See “Compensation Discussion and Analysis—Annual Incentive Compensation” for a general description of the criteria used in determining incentive compensation paid to our executive officers.

(2)                 Restricted stock granted under the Amended and Restated Stock Option Plan as a part of long term incentive compensation as determined by the Compensation Committee of the Board. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation”  for a general description of the criteria used by the Compensation Committee in approving grants of restricted stock to our executive officers.

(3)                 Stock options granted under the Amended and Restated Stock Option Plan as a part of long tern incentive compensation as determined by the Compensation Committee of the Board. 400,000 shares of common stock issuable pursuant to options granted to Mr. Dameris are contingent upon shareholder approval of the proposed amendment to the Stock Option Plan. See “Compensation Discussion and Analysis—Long Term Incentive Compensation” for a general description of the criteria used by the Compensation Committee in approving grants of stock options to our executive officers.

(4)                 Computed in accordance with FAS 123(R). Assumptions used in the calculation of these amounts with respect to stock option grants are included in Note 7 to the financial statements for the year ended December 31, 2006 included in our Annual Report of Form 10-K and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Form 10-K.

Employment Contracts and Change in Control Arrangements

Peter T. Dameris

We have entered into an employment agreement with Mr. Dameris on October 27, 2003 (amended on December 14, 2006), the term of which continues through December 31, 2009, unless terminated earlier in accordance with the terms of the agreement. Under his agreement, Mr. Dameris receives an annual base salary of $550,000 (effective as of August 1, 2006), subject to annual merit increases. Mr. Dameris is also eligible to receive annual incentive compensation of up to 120% of his annual salary, based 60% upon the Company’s attaining, and an additional 60% upon the Company’s exceeding, revenue and EBITDA performance objectives (which objectives exclude certain non-recurring events) set by the Compensation Committee in consultation with Mr. Dameris. In addition, Mr. Dameris and his family, as applicable, are entitled to participate in our incentive, savings, retirement and welfare plans.

Under his employment agreement, in addition to certain equity grants received prior to 2006, Mr. Dameris has received or will receive the following equity grants, subject to his continued employment on each applicable grant date:

•       Stock Options.

•        Mr. Dameris received a stock option grant covering 500,000 shares of our common stock on December 14, 2006 with an exercise price of $11.39 per share, of which the grant of 400,000 shares is subject to and conditioned upon stockholder approval of the Amendment. This stock option grant has vested as to 91,600 shares as of April 30, 2007 and will continue to vest (on a conditional basis pending stockholders approval of the Amendment, to the extent the option becomes vested with respect to more than 100,000 shares) as to 9,150 shares per month during 2007, as to 14,150 shares per month during 2008, as to 9,150 shares per month during 2009 and as to 4,600 shares per month during 2010 (with the remaining 400 shares subject to the grant additionally vesting on December 31, 2010), such that this option will be fully vested and exercisable as of December 31, 2010, subject to Mr. Dameris’ continued employment through each vesting date.

•        Mr. Dameris received a stock option grant covering 188,000 shares of our common stock on January 2, 2007 with an exercise price of $11.75 per share, all of which shares are subject to and conditioned upon stockholder approval of the Amendment. This stock option grant has conditionally vested (subject to stockholder approval of the Amendment) as to 34,441 shares as of April 30, 2007 and will continue to conditionally vest as to approximately 3,440 shares per month during 2007, as to approximately 5,320 shares per month during 2008, as to approximately 3,440 shares per month during 2009 and as to approximately 1,730 shares per month during 2010, such that all shares subject to this option will be vested and exercisable as of December 31, 2010, subject to Mr. Dameris’ continued employment through each vesting date.

•       Restricted Stock Units.   Mr. Dameris received a grant of 85,106 restricted stock units on  January 2, 2007, 42,553 of which will vest on the third anniversary of the grant date, subject to Mr. Dameris’ employment through such date, and up to the remaining 42,553 of which will vest on a sliding scale of 0-42,553 restricted stock units on December 31, 2009, subject to Mr. Dameris’ employment through such date, based on our total shareholder return as compared to that of certain peer companies during the three-year performance period, as measured over the first 20 days and last 20 days of such period. In addition, on the first business day of each of 2008 and 2009, subject to Mr. Dameris’ continued employment through each such date, Mr. Dameris will receive a grant of restricted stock units equal to the number obtained by dividing $1,000,000 by our per share price on the date of grant. Fifty percent of each of these 2008 and 2009 grants will vest on the third anniversary of the grant date, subject to Mr. Dameris’ employment through such date. The remaining fifty percent of each of these 2008 and 2009 grants will vest on December 31, 2010 and December 31, 2011, respectively, subject to Mr. Dameris’ continued employment through each such date, on a sliding scale of 0-100% of the restricted stock units subject to the grants, based on our total shareholder return as compared to that of certain peer companies (designated by the Committee) during the three-year performance period, as measured over the first 20 days and last 20 days of such period. Shares will be delivered in respect of any restricted stock units which vest as soon as practicable after vesting.

•       Restricted Stock.   Mr. Dameris received a grant of 42,553 restricted shares of our common stock on  January 2, 2007 which will vest on a sliding scale of 0-42,553 shares of restricted stock on December 31, 2009, subject to Mr. Dameris’ employment through such date, based on our level of EBITDA growth during 2007. In addition, on the first business day of each of 2008 and 2009, subject to Mr. Dameris’ continued employment through each such date, Mr. Dameris will receive a grant of restricted stock equal to the number obtained by dividing $500,000 by our per share price on the date of grant. These subsequent grants will vest on December 31, 2010 and December 31, 2011, respectively, subject to Mr. Dameris’ continued employment through each such date, on a sliding scale of 0-100% of the shares subject to such grants, based on our level of EBITDA growth during 2008 and 2009, respectively.

•       Stock Bonus.   Mr. Dameris received a grant of 25,000 fully vested and unrestricted shares of our common stock on December 14, 2006.

Mr. Dameris’ employment agreement provides, upon the occurrence of certain change-of-control transactions, for each of the following: all of the unvested stock options granted pursuant to his employment agreement will fully vest and become exercisable in connection with the transaction; those unvested restricted stock units which would otherwise vest on the third anniversary of their grant without regard to our total shareholder return will vest in full in connection with the transaction; those unvested restricted stock units which would otherwise vest on the third anniversary of their grant by reference to our total shareholder return will vest instead based on our total shareholder return as of the date of the transaction; those unvested shares of restricted stock with respect to which the relevant performance year has concluded prior to the transaction will vest in connection with the transaction based on the EBITDA results for the relevant performance year; and those unvested shares of restricted stock with respect to which the performance year has not concluded prior to the transaction will vest in connection with the transaction based on the greater of the EBITDA results for the prior year or the EBITDA results to date for the year in progress (without proration). See “Employment Contracts and Change in Control Arrangements—Change in Control Agreements” herein for a discussion of certain benefits to which Mr. Dameris is entitled pursuant to an Executive Change of Control Agreement.

Upon a termination of Mr. Dameris’ employment without “cause” or for “good reason” during the term of his employment agreement, Mr. Dameris will become entitled to continuation of his base salary and to company-paid medical benefits for a period of eighteen months following such termination, as well as a lump-sum payment representing the value of any accrued but unused vacation. In the event of a termination in connection with a change of control, such provisions of Mr. Dameris’ employment aregreement will be superceded by his Executive Change of Control Agreement. In addition, his equity awards will vest as follows: those unvested restricted stock units which otherwise vest on the third anniversary of their grant without regard to our total shareholder return will vest on a pro rata basis in connection with such termination based on the time elapsed between grant and termination; those unvested restricted stock units which would otherwise vest on the third anniversary of their grant by reference to our total shareholder return will instead vest in connection with such termination based on our total shareholder return through such termination; those unvested shares of restricted stock with respect to which the applicable performance year has concluded prior to such termination shall vest based on our EBITDA results for the relevant performance year; and those unvested shares of restricted stock with respect to which the applicable performance year has not yet concluded at the time of termination shall vest on a pro rata basis based on our EBITDA results to date in such year. These accelerated termination vesting provisions shall also apply to any termination of employment occurring after December 31, 2009.

Under the terms of his agreement, Mr. Dameris must comply with certain confidentiality and nonsolicitation requirements during and after his employment.

Shawn Mohr

Pursuant to the terms of an April 14, 2004 employment agreement, Mr. Mohr serves as Chief Sales Officer and President of the Healthcare Staffing Division of On Assignment. Under his agreement, Mr. Mohr is entitled to a minimum annual base salary of $230,000 and incentive compensation of up to 100% of his annual base salary. Mr. Mohr’s base salary was increased to $260,000 effective August 9, 2004, and to $265,000, effective August 3, 2005.

Mr. Mohr is an “at will” employee and may be terminated by On Assignment at any time for any reason, with or without cause. Upon termination of Mr. Mohr’s employment by On Assignment without cause (as such term is defined in the agreement) or by Mr. Mohr with good reason (as such term is defined in the agreement), he will receive regular monthly or bi-weekly salary payments of his annual base salary for a period of twelve months commencing on the effective date of the termination.

Emmett McGrath

Pursuant to the terms of a July 23, 2004 employment agreement, Mr. McGrath serves as President of the Lab Support Division of On Assignment. Under his agreement, Mr. McGrath is entitled to a minimum annual base salary of $200,000 and incentive compensation of up to 100% of his annual base salary. Mr. McGrath’s base salary was increased to $220,000 effective February 1, 2005, to $240,000 effective August 3, 2005 and to $275,000 on  August 1, 2006.

Mr. McGrath is an “at will” employee and may be terminated by On Assignment at any time for any reason, with or without cause. Upon termination of Mr. McGrath’s employment by On Assignment without cause (as such term is defined in the agreement) or by Mr. McGrath with good reason (as such term is defined in the agreement), he will receive regular monthly or bi-weekly salary payments of his annual base salary for a period of six months commencing on the effective date of the termination.

Michael Holtzman

Mr. Michael Holtzman was hired as Vice President of Finance on May 13, 2002, without a formal employment agreement. On February 1, 2005 Mr. Holtzman was appointed Chief Financial Officer and his annual base salary was increased to $230,000 and his incentive compensation was increased up to 100% of his base salary. Mr. Holtzman resigned December 8, 2006.

Kristi Wolff

Ms. Kristi Wolff was hired on November 7, 2002 as Assistant Controller without a formal employment agreement. In April 2005, Ms. Wolff was promoted to the position of Vice President and Controller with a base salary increase to $135,000 annually with an incentive compensation potential to earn up to 20% of annual base salary. Ms. Wolff’s annual base compensation was increased to $145,000 on January 1, 2006 and to $152,000 on August 1, 2006. Ms. Wolff’s annual base salary was increased to $196,000 annually with the potential to earn up to 40% incentive compensation on January 1, 2007.

Change in Control Severance Plan

In 1998, the Board adopted the On Assignment, Inc. Change in Control Severance Plan to provide severance benefits for officers and other eligible employees who were involuntarily terminated within 18 months of a change in control transaction. The Severance Plan was subsequently amended on August 8, 2004 and January 23, 2007. Upon involuntary termination within 18 months of a change in control transaction, certain eligible employees will be entitled to receive a lump sum payment equaling a percentage of their salary and target bonus plus benefits continuation, such amount to be determined based upon title. Upon a termination of employment following a change in control, our Chief Executive

Officer would receive 300 percent of annual base pay and target bonus, our Chief Financial Officer would receive 250 percent of annual base pay and target bonus, senior vice presidents of On Assignment and presidents of a division of On Assignment would receive 200 percent of annual base pay and target bonus, and certain other employees would receive lesser amounts. Payments under the Severance Plan are subject to additional “Gross-Up” payments to cover any excise tax that may be imposed. As a result of entering into separate change of control agreements, Messrs. Dameris and Holtzman are not eligible to participate in the Severance Plan.

Involuntary termination is defined in the Severance Plan to include a termination by On Assignment or a successor entity without cause or a voluntary termination by the employee following (a) a reduction in annual base pay or target bonus; (b) a relocation in the employee’s place of employment of more than 35 miles; or (c) in the case of an executive officer or vice president, a change in the employee’s position that materially reduces his or her level of responsibility or authority.

Change in control is defined under the Severance Plan to include (a) a merger or consolidation in which On Assignment is not the surviving entity; (b) the sale, transfer or other disposition of all of substantially all of On Assignment’s assets; (c) any reverse merger in which On Assignment is the surviving entity, but in which 50% or more of its outstanding voting stock is transferred to holders different from those stockholders immediately prior to such merger; (d) the acquisition by any person directly or indirectly of 50% or more voting power; or (e) a change, during any period of two consecutive years following December 31, 2004, of a majority of the individuals who comprise the Board of On Assignment, subject to specified conditions and exceptions.

Change of Control Agreements

On December 31, 2004, On Assignment entered into an Executive Change of Control Agreement with each of Peter T. Dameris and Michael J. Holtzman. The Executive Change of Control Agreement provides each of these executives with severance payments and certain benefits in the event of his Involuntary Termination following a Change of Control (as such capitalized terms are defined in the Executive Change of Control Agreement). Mr. Holtzman’s Executive Change of Control Agreement terminated in connection with his resignation on December 8, 2006.

As a result of entering into the Change of Control Agreements, Messrs. Dameris and Holtzman will not be eligible to participate in the Severance Plan, which is applicable to certain of On Assignment’s employees. The severance and benefits payable pursuant to the Change of Control Agreements are substantially the same as the severance and benefits that would have been payable to the executives under the Severance Plan. Also pursuant to the Executive Change of Control Agreements, immediately prior to a Change of Control, all stock options and other equity awards then held by the executive will become fully vested and exercisable.

A “Change of Control” will be deemed to have occurred, consistent with the Severance Plan, upon the consummation of any of the following transactions:  (a) a merger or consolidation in which On Assignment is not the surviving entity, except for a transaction the principal purpose of which is to change the state of On Assignment’s incorporation or a transaction in which 50% or more of the surviving entity’s outstanding voting stock following the transaction is held by holders who held 50% or more of On Assignment’s outstanding voting stock prior to such transaction; (b) the sale, transfer or other disposition of all or substantially all of the assets of On Assignment; (c) a reverse merger in which On Assignment is the surviving entity, but in which 50% or more of On Assignment’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger; (d) the acquisition by any person (or entity) directly or indirectly of 50% or more of the combined voting power of the outstanding shares of On Assignment’s capital stock; or (e) a change, during any period of two consecutive years following December 31, 2004, of a majority of the individuals who comprise the Board of On Assignment, subject to specified conditions and exceptions.

An “Involuntary Termination” will be deemed to have occurred, consistent with the Severance Plan, if the executive’s employment with On Assignment, or its successor following the Change of Control, is terminated by any of the following, subject to specified conditions: (a) his involuntary discharge or dismissal other than for Cause (as defined in the Executive Change of Control Agreement), (b) his resignation as a result of the company’s failure to pay him compensatory amounts owed to him or his involuntary relocation from the corporate headquarters’ metropolitan area, (c) his resignation following a reduction in his base salary or target bonus or a material reduction in his benefits, or (d) his resignation following a change in his position with the company that materially reduces his level of responsibility or authority. The executive’s resignation for any reason or for no reason during the period commencing on the date that is six months after the date of a Change of Control and ending ten business days thereafter also would be deemed to be an “Involuntary Termination” for purposes of his Executive Change of Control Agreement.

In the event of an Involuntary Termination following a Change of Control, the executive will be entitled to receive (a) all then accrued compensation and a pro-rata portion of his target bonus for the year in which the termination is effected, (b) a multiple of the executive’s then current base salary plus target bonus for the year in which the termination is effected, (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) continued contributions to the company’s retirement plans for 18 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services. The multiple for subpart (b) above is 3.0 for Mr. Dameris.

Change in Control Table(1)

The following table reflects the estimated aggregate amount of payments and other benefits each of the included persons would receive upon a change of control.

Name	Severance Pay	Medical and Dental Benefits	Acceleration of Stock Options	Acceleration of Restricted Stock	Accrued and Unpaid PTO Days
Peter Dameris	$2,649,000	$27,902	$3,779,394	$995,883	$4,231
Emmett McGrath	795,000	28,577	—	—	679
Shawn Mohr	825,000	21,725	—	—	3,526
Michael Payne	599,400	16,276	—	—	10,531
Kristi Wolff	114,000	11,037	—	—	10,473

(1)          Amounts provided in table assume a change in control on December 31, 2006.

Summary of Outstanding Equity Awards

The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2006.

2006 Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plans Awards: Number of Securities Underlying Unearned Unexercised Options	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Peter Dameris(3)	114,255	45,836	—	$5.22	11/12/13			—	—
	189,060	85,940		$5.11	3/23/14
	28,123	21,877		$4.45	9/27/14
	33,333	66,667		$6.68	8/29/15
	55,000	445,000		$11.39	12/14/16
						84,756	995,883
Michael Holtzman(4)	29,998		—	$22.99	6/8/07			—	—
	42,708			$5.25	6/8/07
	20,625			$5.11	6/8/07
	50,000			$4.96	6/8/07
Emmett McGrath	42,959	31,250	—	$4.97	8/30/14			—	—
	8,791	25,000		$4.96	12/10/14
						88,815	1,043,577
Shawn Mohr	32,778	7,222	—	$6.52	1/13/14			—	—
	71,041	38,959		$6.00	4/14/14
	70,161	66,669		$4.65	8/9/14
						60,690	713,109
Michael Payne	8,333	1,667	—	$4.73	4/21/13			—	—
	23,750	6,250		$5.28	10/1/13
	10,000	10,000		$4.96	12/10/14
						30,920	363,311
Kristi Wolff(5)	1,250	—	—	$8.10	11/7/12			—	—
	2,709	1,875		$4.80	9/1/13
	2,708	2,709		$5.34	1/5/14
	678	1,250		$4.96	12/10/14
	2,032	4,375		$4.31	4/25/15
						8,027	94,317

(1)                Generally the initial grant of equity awards vest  25% on the anniversary date of the grant and the remaining 75% rateably monthly over the next 36 months. Subsequent grants generally vest rateably over the 48 months following the grant. For a discussion of Mr. Dameris’ vesting schedules, see “Employment Contracts and Change in Control Arrangements.”

(2)                Represents the closing price of a share of the Company’s Common Stock on the Nasdaq Stock Market on the option grant date.

(3)                Includes 500,000 options granted to Mr. Dameris on December 14, 2006, of which 400,000 remain subject to shareholder approval of the proposed amendment to our Stock Option Plan at the 2007 Annual Meeting. The remaining 100,000 options that are not subject to shareholder approval.

(4)                Mr. Holtzman resigned on December 8, 2006.

(5)                Ms. Wolff served as the interim Principal Financial and Accounting Officer from November 7, 2006 through December 31, 2006.

Summary of Option Exercises and Stock Vested

The table below sets forth information concerning the exercise of options and the vesting of restricted stock during the 2006 fiscal year by our named executive officers. No stock appreciation rights were issued or exercised during the 2006 fiscal year.

2006 Option Exercises and Stock Vested

	Options Awards		Stock Award
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Acquired on Vesting	Value Realized on Vesting
Peter Dameris	39,909	$286,546	40,410	$443,550
Michael Holtzman	—		14,371	$146,686
Emmett McGrath	17,000	$140,247	16,246	$167,217
Shawn Mohr	23,170	$179,799	14,371	$146,686
Michael Payne	10,000	$69,200	8,982	$91,164
Kristi Wolff			2,246	$22,817

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified plan that provides benefits to key executives and directors. The Deferred Compensation Plan became effective January 1, 1998. On Assignment credits the account of each participant in the Deferred Compensation Plan in the amount elected by the participant. The Deferred Compensation Plan permits employees and directors determined to be eligible by the Compensation Committee to annually elect to defer up to 100 percent of their base salary, incentive compensation, stock option gain or director fees on a pre-tax basis and earn tax-deferred income on these amounts. Distributions from the Deferred Compensation Plan are made at retirement, death or termination of employment, in a lump sum or over five, ten or fifteen years.

The following table sets forth a summary of all nonqualified defined contributions and nonqualified deferred compensation received by each of the named executive officers for the year ending December 31, 2006 and the aggregate balance under such arrangements at the end of the year.

2006 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2006($)
Peter Dameris	492,216	—	37,332	—	529,548
Michael Holtzman	23,259	—	16,525	—	150,069
Emmett McGrath(2)	—	—	—	—	—
Shawn Mohr(2)	—	—	—	—	—
Michael Payne(2)	—	—	—	—	—
Kristi Wolff	14,761	—	2,473	—	35,331

(1)          Provide a footnote quantifying the extent to which amounts reported in the contributions and earnings columns are reported as compensation in the last completed fiscal year in the registrant’s summary compensation table.

(2)          Does not participate in any nonqualified deferred compensation plan.

Certain Relationships and Related Transactions

There were no related party transactions or relationships in 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires each of our directors and officers and each beneficial owner of more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and subsequent reports regarding changes in such ownership.

Based on our records and other information, we believe that each person who was subject to Section 16(a) during fiscal year 2006 filed on a timely basis all such reports required for the year, except that Jeremy Jones, On Assignment’s Chairman of the Board, was late in reporting a sale transaction occurring on May 8, 2006, which was reported on a Form 4 on May 11, 2006,  Kristi Wolff, On Assignment’s interim Principal Financial and Accounting Officer, was late in reporting a disposition of shares on November 11, 2006 which was reported on a Form 4 on November 27, 2006, Michael Payne, On Assignment’s Senior Vice President and Chief Information Officer was late in reporting a sale transaction on May 26, 2006 which was reported on a Form 4 on June 1, 2006, and Peter Dameris, On Assignment’s Chief Executive Officer, was late in reporting RSU and option grants on December 14, 2006 which were reported on a Form 4 on December 28, 2006 and a disposition of shares on December 14, 2006 which was reported on a Form 5 on February 7, 2007.

Other Matters

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

Annual Report to Stockholders and Form 10-K

A copy of On Assignment’s Annual Report to Stockholders for the year ended December 31, 2006, has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

On Assignment filed its Annual Report for the year ended December 31, 2006 on Form 10-K with the Securities and Exchange Commission on March 16, 2007. A copy of this report is included in On Assignment’s Annual Report to Stockholders which has been mailed with this Proxy Statement. Stockholders may obtain an additional copy of this report, without charge, by writing to the Investor Relations Department at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Report of the Compensation Committee” and “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Proposals by Stockholders

Proposals that stockholders intend to present at the 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, must be received at On Assignment’s principal executive offices in Calabasas, California no later than December 15, 2007, for inclusion in the proxy material for that meeting. Pursuant to On Assignment’s bylaws, proposals submitted other than pursuant to Rule 14a-8, including nominations to the Board, must be received by the Secretary not less than thirty days nor more than sixty days prior to the date of the meeting. Stockholder notices should be delivered to the Secretary at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302.

Miscellaneous

The cost of soliciting proxies on behalf of the Board will be borne by On Assignment. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of On Assignment and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. On Assignment intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

Stockholders are urged to sign and date the enclosed proxy card and return it today in the enclosed envelope.

By Order of the Board of Directors,

James L. Brill
Secretary

April 25, 2007
Calabasas, California

APPENDIX A

AMENDMENT TO THE AMENDED AND RESTATED
ON ASSIGNMENT, INC. 1987 STOCK OPTION PLAN

SECOND AMENDMENT TO THE ON ASSIGNMENT, INC. RESTATED 1987 STOCK OPTION PLAN,

AS AMENDED AND RESTATED APRIL 7, 2006

Pursuant to the authority reserved to the Board of Directors (the “Board”) of On Assignment, Inc., a Delaware corporation (the “Company”) under Section 5.3 of the Company’s Restated Stock Option Plan, as Amended and Restated on April 7, 2006 (the “Stock Plan”), the Board hereby amends the Stock Plan as follows (the “Amendment”):

1.                Section 2.9 of the Stock Plan is deleted and replaced in its entirety with the following:

“2.9     ‘Committee’ means the Compensation Committee of the Board of Directors, so long as such Compensation Committee shall be comprised of two or more non-employee members of the Board, each of whom is (i) an “outside director” within the meaning of Section 162(m) of the Code, (ii) an “independent director” under the rules of the Nasdaq Stock Exchange (or other principal securities market on which shares of Stock are traded, if any) and (iii) an “independent director” under Rule 16b-3 (or its successor) under the Exchange Act. If the Compensation Committee of the Board ceases to meet the foregoing requirements, then “Committee” shall instead mean a committee of the Board that does meet such requirements.”

2.                New Section 2.20A is hereby added to the Stock Plan immediately after Section 2.20 of the Stock Plan:

“2.20A ‘Full Value Award’ means any Award other than an Option, SAR or other Award for which the Grantee pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).”

3.                Sections 3.1 and 3.2 are deleted and replaced in their entirety with the following:

“3.1.       Board

Subject to Section 3.2 below, the Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law, including full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.             Committee

Notwithstanding Section 3.1 above, the Board, in its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate to the Committee its powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, to the extent consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board or the Committee may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. Notwithstanding the foregoing, the full Board, acting by a majority of its members, shall conduct the general administration of the Plan with respect to all Awards granted to Outside Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.”

4.                The first sentence of Section 4 of the Stock Plan is deleted and replaced in its entirety with the following:

“4.          STOCK SUBJECT TO THE PLAN

“Subject to adjustment as provided in Section 18 hereof, the number of shares of Stock available for issuance under the Plan shall be 13,900,000, provided, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.53 shares for each share of Stock delivered in settlement of any Full Value Award on or after April 17, 2007 and shall be reduced by 1 share for each share of Stock granted pursuant to any Option, SAR or other Award that does not constitute a Full Value Award.”

The remainder of Section 4 shall not be affected by this Amendment.

Except as expressly provided in this Amendment, all terms and conditions of the Stock Plan and any awards outstanding thereunder shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed by a duly authorized officer of the Company as of the 17th day of April, 2007.

ON ASSIGNMENT, INC.
/s/ PETER T. DAMERIS
Peter T. Dameris
President and CEO
Attest:
/s/ JAMES L. BRILL
James L. Brill
Sr. Vice President and Chief Financial Officer

APPENDIX B

AMENDMENT TO THE ON ASSIGNMENT, INC. EMPLOYEE STOCK PURCHASE PLAN

B-1

FIRST AMENDMENT TO THE ON ASSIGNMENT, INC. EMPLOYEE STOCK PURCHASE PLAN,
AS AMENDED AND RESTATED JUNE 18, 2002

Pursuant to the authority reserved to the Board of Directors (the “Board”) of On Assignment, Inc., a Delaware Company (the “Company”), under Section 9.2 of the Company’s Employee Stock Purchase Plan, as Amended and Restated on June 18, 2002 (the “ESPP”), the Board hereby amends the ESPP as follows (the “ESPP Amendment”):

1.                The first sentence of Section 1.2 of the ESPP is deleted and replaced in its entirety with the following:

“The aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the plan is 1,200,000, subject to adjustment as provided in this Section.”

The remainder of Section 1.2 shall not be affected by this amendment.

2.                Section 2.11 of the ESPP is deleted and replaced in its entirety with the following:

“2.11    ‘Employer’ means the Company and all Affiliates that are specified on Schedule A to the Plan and that have adopted the Plan, as such Schedule A may be revised by the Committee from time to time.”

3.                Section 3.1 of the ESPP is deleted and replaced in its entirety with the following:

“3.1       General Requirements.   Subject to Section 3.2 below, each Employee of each Employer is eligible to participate in the Plan for a given Offering Period if, prior to an applicable Grant Date, (a) such Employee has completed thirty days of continuous employment with one or more Employers, (b) such Employee is in the employ of an Employer on the Grant Date, (c) such Employee completes a valid payroll deduction form authorizing payroll deductions and files it with such Employee’s Employer or such other person as may be designated by the Committee prior to the Grant Date, and (d) such Employee’s customary employment service is for more than twenty hours per week and more than five months per calendar year.

Except as expressly provided in this ESPP Amendment, all terms and conditions of the ESPP and any awards outstanding thereunder shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this ESPP Amendment to be executed by a duly authorized officer of the Company as of the 23rd day of January, 2007.

ON ASSIGNMENT, INC.
/s/ PETER T. DAMERIS
Peter T. Dameris
President and Chief Executive Officer
Attest:
/s/ JAMES L. BRILL
James L. Brill
Senior Vice President and Chief Financial Officer

B-2

DETACH PROXY CARD HERE

PROXY

ON ASSIGNMENT, INC.

26651 West Agoura Road, Calabasas, California 91302
This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders to be held Friday, June 1, 2007

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement and the Annual Report to Stockholders of On Assignment Inc. (the “Company”), and appoints Peter T. Dameris and James L. Brill and each of them, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on April 13, 2007, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on Friday, June 1, 2007, at 2:00 p.m., Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. This proxy may be revoked at any time before it is voted by delivering to the Company’s Corporate Secretary either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS ONE, TWO, THREE AND FOUR

UNLESS CONTRARY DIRECTIONS ARE GIVEN, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY

OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY

ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

(continued from other side)

1.	To elect the Board’s nominee, Senator William E. Brock, to serve as director until the 2010 Annual Meeting of Stockholders or until his successor is elected and qualified:

ELECTION OF DIRECTOR

01. Senator William E. Brock

☐ FOR ☐ WITHHOLD AUTHORITY TO VOTE

2.	To amend On Assignment’s Amended and Restated 1987 Stock Option Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

3.	To amend On Assignment’s Employee Stock Purchase Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	To ratify the appointment of Deloitte & Touche LLP to serve as independent accountants for the fiscal year ending December 31, 2007.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you wish to vote in accordance with the recommendation of the Board of Directors, all you need to do is sign and return this proxy card. The proxy holder(s) cannot vote your shares unless you sign and return the proxy card.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date: , 2007

Signature

Signature if held jointly